Exhibit 99.1

For Immediate Release	For Further Information:
Steven R. Lewis, President & CEO
David L. Mead, Chief Financial Officer
(330) 373-1221 Ext. 2279

First Place Financial Corp. to Present at the

Northeast 2003 Super-Community Bank Conference

Warren, Ohio June 16, 2003— (NASDAQ:FPFC) – First Place Financial Corp. President and Chief Executive Officer, Steven R. Lewis and Chief Financial Officer, David L. Mead, will make investor presentations at the Northeast 2003 Super-Community Bank Conference to be held on June 16 and June 17, 2003 in Boston, Massachusetts. The presentation by First Place Financial Corp. is scheduled to begin at 5:05 PM Eastern Time on June 16, 2003 and is expected to last 30 minutes.

The conference will be webcast and may be accessed at http://www.super-communitybanking.com. To listen to the live webcast, please go to the website at least fifteen minutes early to download and install any necessary software. Presentations will be archived up to 60 days following the event.

First Place Financial Corp. is a $1.5 billion financial service holding company headquartered in Warren, Ohio. First Place Financial Corp. includes First Place Bank, with 24 retail locations and 12 loan production offices; First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd.; TitleWorks, LLC and APB Financial Group, Ltd., an employee benefit consulting firm and specialists in wealth management services for businesses and consumers.

When used in this press release, or future press releases or other public or shareholder communications, in filings by the Company with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas the Company conducts business, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the Company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.